Exhibit 99.1

65 West Watkins Mill Road Gaithersburg, MD20878 tel: 240-632-0740 fax: 240-632-0735 www.genvec.com

FOR IMMEDIATE RELEASE

Retail Investor and Media Contact: GenVec, Inc. Douglas J. Swirsky (240) 632-5510 dswirsky@genvec.com	Institutional Investor Contact: S.A. Noonan Communications Susan A. Noonan (212) 966-3650 susan@sanoonan.com

GenVec BOARD restructures operations

and Withdraws plan of Dissolution

CEO Cynthia Collins to leave Company effective immediately; and

CFO Douglas Swirsky to assume role of CEO

GAITHERSBURG, MD –September 4, 2013 – GenVec, Inc. (NASDAQ: GNVC) today announced that its Board of Directors withdrew the Plan of Complete Liquidation and Dissolution for the Company previously adopted on May 24, 2013. The Company also announced that it will pursue a strategy focused on maximizing the value of its technology and assets, including its collaboration with Novartis to develop novel treatments for hearing loss.

In connection with this new operating plan, Cynthia Collins, President and Chief Executive Officer, has departed the Company and resigned as a member of its Board of Directors. Douglas J. Swirsky, who has served as GenVec’s Senior Vice President and Chief Financial Officer since 2006, has been named as the Company’s President and Chief Executive Officer and has been appointed to the Company’s Board of Directors.

“Under the leadership of Ms. Collins, GenVec has substantially reduced its operating costs over the past several months. GenVec’s decision to withdraw its plan of dissolution is a result of our increased confidence that milestones in our collaborations can be realized and our ability to bring our expenditures in line with our resources,” noted Mr. Swirsky. “Not including potential milestone payments from Novartis, we have cash, cash equivalents and investments to fund our operations through at least the end of 2014. Over the last several months, since the Board approved the plan of dissolution, we have received a number of proposals purported to maximize the value of GenVec’s assets. While we have pursued several of the opportunities that we viewed as potentially viable, they were ultimately not appropriate for any number of reasons, including lack of sufficient funding, or inadequate recognition of the value of GenVec. During this time, we have grown more confident in the success of our hearing loss program. We, therefore, believe that shareholders are best served by preserving the Company’s hearing loss program and remaining assets within GenVec. In addition, by withdrawing the plan of dissolution, we can also take the time necessary to find licensees or collaborators who assign a reasonable value to our technologies, rather than valuing the technology in the shadow of dissolution.”

“On behalf of the Board and everyone at GenVec, I want to thank Cindy for her contributions to the Company over the past 16 months,” said Zola Horovitz, Ph.D., Chairman of the Board of Directors. “The Board is confident that this strategy is in the best interest of shareholders and provides the clearest path to value creation.”

Following the unanimous approval to withdraw the plan of dissolution and the approval of the operating strategy, directors Edward M. Connor, Jr., M.D., Adel A.F. Mahmoud, M.D., Ph.D., and Kevin M. Rooney resigned from the Company’s Board. The Board now has 5 members. Dr. Horovitz commented, “We want to thank Drs. Connor and Mahmoud and Mr. Rooney for their service to GenVec’s shareholders over the past several years. Based on the operating strategy, we believe the remaining directors possess the expertise to serve the interests of shareholders while controlling the Company’s costs.”

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Additional information about GenVec is available at www.genvec.com and in the Company’s various filings with the Securities and Exchange Commission.

Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding funding, grants, collaborations, revenues, cash burn rates, the development of products and the success of the collaboration with Novartis, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. GenVec cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, such as the failure of Novartis to advance GenVec’s hearing loss program, including into human clinical trials. Further information on the factors and risks that could affect GenVec’s business, financial conditions and results of operations, are contained in GenVec’s filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and GenVec assumes no duty to update forward-looking statements.